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                                     EXHIBIT 21

                                 IFR SYSTEMS, INC.

                                    Subsidiaries

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     Name                               State or Jurisdiction of Incorporation
     ----                               --------------------------------------

                         SUBSIDIARIES OF IFR SYSTEMS, INC.

     IFR Americas, Inc.                                Delaware
     PK Technology, Inc.                               Oregon
     IFR Finance, Inc.                                 Kansas
     IFR Instruments of Texas, Inc.                    Delaware
     IFR International, Inc.                           Barbados
     IFR Systems Ltd.                                  United Kingdom
     IFR Finance Limited Partnership                   United Kingdom


                          SUBSIDIARIES OF IFR SYSTEMS LTD

     PK Technology Ltd.                                United Kingdom
     York Sensors Ltd.                                 United Kingdom
     IFR Ltd.                                          United Kingdom
     IFR International Ltd                             United Kingdom
     IFR International SA                              France
     IFR Technologies SA                               Spain
     IFR Gmbh                                          Germany
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     IFR Systems, Inc. owns 100% of the capital stock of each of its subsidiaries, except for IFR Finance Limited Partnership in which IFR Finance, Inc. owns an interest. IFR Systems Ltd. owns 100% of the capital stock of each of its subsidiaries.

     All subsidiaries do business under their own names.